UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2007

iMergent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On January 4, 2007 the State of Illinois filed a Motion to Remand Removed Action in The United State District Court for the Southern District of Illinois Case Number 06-1037 entitled The People of the State of Illinois vs. Stores Online, Inc. and Galaxy Mall, Inc. This was in response to the removal of that action from the State Court filed by iMergent, Inc. (the “Company”)

The motion to remand alleged that there is no diversity of Citizenship and that the Federal Court does not have jurisdiction.

The Company has not yet filed a response, and the United States District Court has not scheduled a hearing on the motion.

The Company intends to dispute the motion. The Company also expects to aggressively defend the action filed by the State wherever it may be ultimately tried. The Company previously advised that it has addressed all customer issues contained in the Complaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ Robert Lewis
By: Robert Lewis, Chief Financial Officer
Date: January 9, 2007